Exhibit 99.1

NGM Bio Reports Third Quarter 2023 Financial Results and Provides Business Highlights

•Jean-Frédéric Viret, Ph.D., has been appointed as Chief Financial Officer effective November 3, 2023
•Continued to progress myeloid checkpoint solid tumor programs: NGM707, NGM831 and NGM438
•Selected for an oral plenary presentation of data from Phase 2b ALPINE 4 trial of aldafermin in compensated cirrhosis (F4) due to NASH at upcoming AASLD The Liver Meeting®
•Reported $166.0 million in cash, cash equivalents and marketable securities as of September 30, 2023, with expected cash runway into mid-2025
South San Francisco, CA, November 2, 2023 – NGM Biopharmaceuticals, Inc. (NGM Bio) (Nasdaq: NGM), a clinical-stage biotechnology company focused on discovering and developing transformative therapeutics for patients, today reported financial results for the quarterly period ended September 30, 2023 and provided business highlights.
“In the third quarter, we continued to advance our efforts to develop novel medicines for cancer and other grievous diseases. This includes steady progress across our clinical-stage solid tumor oncology portfolio,” said David J. Woodhouse, Ph.D., Chief Executive Officer at NGM Bio. “We also announced that comprehensive data from our completed Phase 2b 48-week ALPINE 4 trial of aldafermin in compensated cirrhosis, or F4, patients due to NASH was selected for an oral plenary presentation at the upcoming AASLD The Liver Meeting in November. We are pleased that the ALPINE 4 trial achieved its primary endpoint with positive, statistically significant results across multiple measures, demonstrating clinical impact in this very advanced, difficult-to-treat patient population. This is an important milestone as we seek to partner aldafermin for continued, late-stage development.”
Key Third Quarter and Recent Highlights
Solid Tumor Oncology
•In the Phase 1/2 trial evaluating NGM707, an ILT2/ILT4 antagonist antibody product candidate, as a monotherapy and in combination with KEYTRUDA® (pembrolizumab) for the treatment of patients with advanced or metastatic solid tumors, completed enrollment in the Phase 1, Part 1a (monotherapy dose escalation) cohort. Enrollment in the Phase 1, Part 1b (combination dose escalation with pembrolizumab) cohort is ongoing.
•In the Phase 1/1b trial evaluating NGM438, a LAIR1 antagonist antibody product candidate, as a monotherapy and in combination with pembrolizumab for the treatment of patients with advanced or metastatic solid tumors, completed enrollment in the Phase 1, Part 1a (monotherapy dose escalation) cohort and the Phase 1, Part 1b (combination dose escalation with pembrolizumab) cohort is nearing completion of enrollment. NGM438, alone and in combination with pembrolizumab, has been well-tolerated and there have been no dose limiting toxicities to date.
•In the Phase 1/1b trial evaluating NGM831, an ILT3 antagonist antibody product candidate, as a monotherapy and in combination with pembrolizumab for the treatment of patients with advanced or metastatic solid tumors, completed enrollment in both a Phase 1, Part 1a and a Phase 1, Part 1b cohort. NGM831, alone and in combination with pembrolizumab, has been well-tolerated and there have been no dose limiting toxicities to date.

Aldafermin
•Upcoming oral plenary presentation of data from Phase 2b ALPINE 4 trial of aldafermin in compensated cirrhosis (F4) due to NASH to be presented at AASLD The Liver Meeting taking place November 10–14, 2023, in Boston, MA.
Corporate
•Jean-Frédéric Viret, Ph.D., has been appointed as Chief Financial Officer (CFO) effective November 3, 2023. Dr. Viret brings a wealth of experience to this role, having previously served for seven years (2014–2021) as CFO of Coherus BioSciences, Inc., a commercial-stage, publicly traded, biopharmaceutical company focused on the research, development and commercialization of biosimilars and biologics to treat cancer, and more recently as CFO of Shasqi, Inc. and Blade Therapeutics, Inc., two privately held biotechnology companies focused on oncology and fibrotic disease, respectively. Earlier in his career, Dr. Viret was CFO at diaDexus, Inc., XDx, Inc. (now CareDx, Inc.) and Anesiva, Inc. and worked in a variety of finance roles at Tularik Inc. and PricewaterhouseCoopers LLP (now PwC).
Third Quarter 2023 Financial Results
•NGM Bio reported a net loss of $28.8 million for the quarter ended September 30, 2023, compared to a net loss of $47.3 million for the same period in 2022.
•Related party revenue from our collaboration with Merck Sharp & Dohme LLC, or Merck, was $0.6 million for the quarter ended September 30, 2023, compared to $7.9 million for the same period in 2022. Our related party revenue from Merck will continue to decrease in 2023 and we expect minimal funding from Merck from October 1, 2023 through March 31, 2024.
•Research and development expenses were $22.9 million for the quarter ended September 30, 2023, compared to $46.1 million for the same period in 2022.
•General and administrative expenses were $8.7 million for the quarter ended September 30, 2023, compared to $10.1 million for the same period in 2022.
•Cash, cash equivalents and short-term marketable securities were $166.0 million as of September 30, 2023, compared to $271.5 million as of December 31, 2022. NGM Bio expects its cash, cash equivalents and marketable securities will be sufficient to fund its planned operations into mid-2025. NGM Bio has based this estimate on plans and assumptions that may prove to be insufficient or inaccurate (for example, with respect to anticipated costs, timing or success of certain activities), and NGM Bio could utilize its available financial resources sooner than it currently expects.
About NGM Biopharmaceuticals, Inc.
NGM Bio is focused on discovering and developing novel, life-changing medicines for people whose health and lives have been disrupted by disease. The company’s biology-centric drug discovery approach aims to seamlessly integrate interrogation of complex disease-associated biology and protein engineering expertise to unlock proprietary insights that are leveraged to generate promising product candidates and enable their rapid advancement into proof-of-concept studies. As explorers on the frontier of life-changing science, NGM Bio aspires to operate one of the most productive research and development engines in the biopharmaceutical industry. All therapeutic candidates in the NGM Bio pipeline have been generated by its in-house discovery engine, always led by biology and motivated by unmet patient need. Visit us at www.ngmbio.com for more information.
KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Rahway, NJ, USA
Abbreviations (in Alphabetical Order)
F4=Fibrosis stage 4; ILT2=Immunoglobin-Like Transcript 2; ILT3=Immunoglobin-Like Transcript 3; ILT4=Immunoglobin-Like Transcript 4; LAIR1=Leukocyte-Associated Immunoglobulin-Like Receptor 1; NASH=non-alcoholic steatohepatitis
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “could,” “expect,” “expected,” “promising,” “aspires,” “aims” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to: the therapeutic potential of NGM Bio’s product candidates; NGM Bio’s continued pipeline development, including identification and engagement of third-party partners for potential future business development arrangements (“BD Arrangements”) to determine further development of programs currently without significant resource allocation, including aldafermin, and research and development and discovery engine output; NGM Bio’s expectation of continued decreasing revenue from Merck; the sufficiency of NGM Bio’s cash resources to fund its planned operations into mid-2025; and other statements that are not historical fact. Because such statements deal with future events and are based on NGM Bio’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of NGM Bio could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to failure or delays in successfully initiating, enrolling, reporting data from or completing clinical studies, as well as the risks that results obtained in preclinical or clinical trials to date may not be indicative of results obtained in future trials; NGM Bio’s reliance on its amended collaboration with Merck; NGM Bio’s ability to identify, attract and engage third-party partners for BD Arrangements, if any, relating to its programs currently without significant resource allocation, including NGM621, aldafermin, NGM313 (MK-3655) and NGM936, or otherwise; the time-consuming and uncertain regulatory approval process; NGM Bio’s reliance on third-party manufacturers for its product candidates and the risks inherent in manufacturing and testing pharmaceutical products; the sufficiency of NGM Bio’s cash resources and expected cash runway, including the risk that NGM Bio could utilize its available capital resources sooner than it currently expects and its need for additional capital; macroeconomic conditions (such as the impacts of the ongoing COVID-19 pandemic, global geopolitical conflict, global economic slowdown, increased inflation, rising interest rates and recent and potential future bank failures); and other risks and uncertainties affecting NGM Bio and its development programs, including those discussed in the section titled “Risk Factors” in NGM Bio’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the United States Securities and Exchange Commission (“SEC”) on August 3, 2023 and future filings and reports that NGM Bio makes from time to time with the SEC. Except as required by law, NGM Bio assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Investor Contact: ir@ngmbio.com	Media Contact: media@ngmbio.com

NGM BIOPHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Related party revenue	$582	$7,911	$4,252	$37,152
Operating expenses:
Research and development	22,942	46,106	96,150	134,345
General and administrative	8,671	10,109	29,902	30,759
Total operating expenses	31,613	56,215	126,052	165,104
Loss from operations	(31,031)	(48,304)	(121,800)	(127,952)
Interest income, net	2,249	965	7,281	1,684
Other (expense) income, net	(15)	78	(186)	38
Net loss	$(28,797)	$(47,261)	$(114,705)	$(126,230)
Net loss per share, basic and diluted	$(0.35)	$(0.59)	$(1.39)	$(1.59)
Weighted average shares used to compute net loss per share, basic and diluted	82,707	80,623	82,393	79,331

NGM BIOPHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	September 30, 2023	December 31, 2022*
ASSETS
Current assets:
Cash and cash equivalents	$51,476	$73,456
Short-term marketable securities	114,569	198,036
Related party receivable from collaboration	—	7,580
Prepaid expenses and other current assets	7,994	9,787
Restricted cash	2,999	—
Total current assets	177,038	288,859
Property and equipment, net	7,281	8,496
Operating lease right-of-use asset	538	2,096
Restricted cash	2,455	3,954
Other non-current assets	4,838	3,997
Total assets	$192,150	$307,402
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,690	$8,453
Accrued liabilities	16,167	33,638
Operating lease liability, current	1,381	5,385
Contract liabilities	107	366
Total current liabilities	22,345	47,842
Total liabilities	22,345	47,842
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	83	82
Additional paid-in capital	866,138	841,413
Accumulated other comprehensive loss	(78)	(302)
Accumulated deficit	(696,338)	(581,633)
Total stockholders' equity	169,805	259,560
Total liabilities and stockholders' equity	$192,150	$307,402
___________
    * Derived from the audited consolidated financial statements.